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                                EXHIBIT 3.18.2
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                                                                EXHIBIT 3.18.2

                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP


         The undersigned general partner represents that Paxson Orlando License Limited Partnership has been formed as a limited partnership pursuant to the Florida Revised Uniform Limited Partnership Act (1986) (the "Act"), and that the undersigned has executed this Amended and Restated Certificate of Limited Partnership pursuant to Section 620.109 of the Act and states herein as follows:

                                    I.  Name


         The name of the limited partnership is Paxson Orlando License Limited Partnership.


                        II.  Records of the Partnership

         The address of the office of the Partnership at which place the records shall be maintained is as follows:

                              c/o Paxson Communications of Florida, Inc.
                              18401 U.S. Highway 19, North
                              Clearwater, Florida 34624


                             III.  Registered Agent

         The address of the registered office of the partnership and the name of the registered agent for service of process located at that office is as follows:

                              Lowell W. Paxson
                              700 Spottis Woode Lane
                              Clearwater, Florida  34616


                              IV.  General Partner


         Effective December 15, 1993, Paxson Enterprises, Inc. withdrew as the general partner of the partnership and Paxson Communications of Florida, Inc. was admitted as a general partner. The name and business address of the general partner of the partnership is as follows:

                              Paxson Communications of Florida, Inc.
                              18401 U.S. Highway 19, North
                              Clearwater, Florida 34624

The partners have elected to continue the business of the partnership pursuant to the terms of the partnership agreement.
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                             V.  Mailing Address

         The mailing address of the partnership is as follows:

                        18401 U.S. Highway 19, North
                        Clearwater, Florida 34624


                                VI.  Dissolution

         The latest date on which the partnership is to dissolve is December 31, 2066.


         WHEREFORE, the undersigned, the General Partner of the partnership, has executed this Amended and Restated Certificate of Limited Partnership on
this   15   day of December, 1993.  The original certificate was filed with the
Secretary of State on March 10, 1993.


                   PAXSON COMMUNICATIONS OF FLORIDA, INC., a Florida corporation



                                        By: /s/ Lowell W. Paxson
                                           ----------------------------
                                           Lowell W. Paxson, President